                                                                       333-12000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM F-6
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
    For American Depositary Shares Evidenced by American Depositary Receipts
                                 --------------
                         SILVERLINE TECHNOLOGIES LIMITED
   (Exact name of issuer of deposited securities as specified in its charter)
                                       N/A
                   (Translation of issuer's name into English)

                                 --------------
                              The Republic of India
            (Jurisdiction of Incorporation or organization of Issuer)
                                 --------------

                               JPMORGAN CHASE BANK
             (Exact name of depositary as specified in its charter)
                       1 CHASE MANHATTAN PLAZA, New York,
                                 New York 10081
                            Tel. No.: (212) 552-4944

 (Address, including zip code, and telephone number of depositary's principal offices)
                          Silverline Technologies, Inc.
                           Silverline Corporate Plaza
                              53 Knightsbridge Road
                              Piscataway, NJ 08854
                                 (732) 457-0200
    (Address, including zip code, and telephone number of agent for service)
                                 With copies to:

                             Scott A. Ziegler, Esq.
                        Ziegler, Ziegler & Associates LLP
                              570 LEXINGTON AVENUE
                            New York, New York 10022

         It is proposed that this filing become effective under Rule 466

          | | immediately upon filing |X| on MARCH 18, 2003 at 4:30 PM

If a separate registration statement has been filed to register the deposited
shares, check the following box.    | |



                                    CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                                                             Proposed             Proposed
                                                                             Maximum              Maximum
                                                              Amount         Offering             Aggregate       Amount of
Title of Each Class of                                   to be Registered    Price Per Unit       Offering        Registration
Securities to be Registered                                                                       Price           Fee
-------------------------------------------------------------------------------------------------------------------------------

American Depositary Shares evidenced by
American Depositary Receipts, each American
Depositary Share representing ten equity
shares of Silverline Technologies Limited                      N/A                N/A                N/A               N/A
===============================================================================================================================

         This Post-Effective Amendment to Registration Statement on Form F-6 may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         The Prospectus consists of the form of American Depositary Receipt ("ADR") included as Exhibit A to the form of Amendment No. 1 to Deposit Agreement filed as Exhibit (a) (2) to this Post-Effective Amendment to Registration Statement on Form F-6, which is incorporated herein by reference.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED

                              CROSS REFERENCE SHEET

                                                                                Location in Form of
        Item Number                                                             ADR Filed Herewith
        and Caption                                                             as Prospectus
        -----------                                                             --------------------

1.      Name of depositary and                                                  Face, introductory paragraph
        address of its principal                                                and final sentence on face.
        executive office

2.      Title of ADR and identity                                               Face, top center and
        of deposited securities                                                 introductory paragraph

        Terms of Deposit

      (i)       The amount of deposited                                         Face, upper right corner
                securities represented by                                       and introductory paragraph
                one unit of ADRs

     (ii)       The procedure for voting,                                       Reverse, paragraph (12)
                if any, the deposited
                securities

    (iii)       The collection and                                              Face, paragraphs (4), (5)
                and distribution of dividends                                   (7); Reverse, paragraph (10)

     (iv)       The transmission of                                             Face, paragraphs (3) and (8);
                notices, reports and                                            Reverse, paragraph (12)
                proxy soliciting material

      (v)       The sale or exercise of                                         Face, paragraphs (4) and (5);
                rights                                                          Reverse, paragraph (10)

     (vi)       The deposit or sale of                                          Face, paragraphs (4) and (5);
                securities resulting from                                       Reverse, paragraphs (10) and
                dividends, splits or plans                                      and (13)
                of reorganization

    (vii)       Amendment, extension or                                         Reverse, paragraphs (16)
                termination of the deposit                                      and (17) (no provision
                agreement                                                       for extension)



                                                                                Location in Form of
    Item Number                                                                 ADR Filed Herewith
    and Caption                                                                 as Prospectus
    -----------                                                                 ------------------
 (viii)         Rights of holders of ADRs                                       Face, paragraph (3)
                to inspect the transfer books
                of the Depositary and the
                lists of holders of ADRs

   (ix)         Restrictions upon the right                                     Face, paragraphs (1), (2),
                to deposit or withdraw the                                      (4) and (5)
                underlying securities

    (x)         Limitation upon the liability                                   Reverse, paragraph (14)
                of the Depositary and/or the
                Company

3.      Description of all fees and                                             Face, paragraph (7)
        charges which may be imposed
        directly or indirectly against
        the holders of ADRs

Item 2.  AVAILABLE INFORMATION


                                                                                Location in Form of
        Item Number                                                             ADR Filed
        and Caption                                                             Herewith as Prospectus
        -----------                                                             ----------------------
2(b) Statement that the foreign issuer is subject to the periodic               Face, paragraph (8)
     reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  EXHIBITS


        (a)(1) Deposit Agreement dated as of June 19, 2000 among Silverline Technologies Limited, JPMORGAN CHASE BANK, as depositary (the "Depositary"), and all holders from time to time of ADRs issued thereunder (the "Deposit Agreement"). Previously filed as exhibit (a) to Registration Statement 333-12000 and incorporated herein by reference.

        (a)(2)    Form of Amendment No. 1 to Deposit Agreement. Filed herewith.



        (b) Any other agreement, to which the Depositary is a party, relating to the issuance of the Depositary Shares registered hereby or custody of the deposited securities represented thereby. - None.

        (c) Any material contract relating to the deposited securities between the Depositary and the issuer of the deposited securities in effect at any time within the last three years. - None.


        (d) Opinion of counsel to the Depositary as to the legality of the securities to be registered. Previously filed as exhibit (d) to Registration Statement 333-12000 and incorporated herein by reference.

        (e) Certification under Rule 466. -   Filed herewith.



 -------------


Item 4.  UNDERTAKINGS

    (a) The Depositary hereby undertakes to make available at the principal office of the Depositary in the United States, for inspection by holders of the ADRs, any reports and communications received from the issuer of the deposited securities which are both (1) received by the Depositary as the holder of the deposited securities; and (2) made generally available to the holders of the underlying securities by the issuer.

    (b) If the amounts of fees charged are not disclosed in the prospectus, the Depositary undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request. The Depositary undertakes to notify each registered holder of an ADR thirty days before any change in the fee schedule.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, as amended, JPMorgan Chase Bank, on behalf of the legal entity created by the Deposit Agreement, certifies that it has reasonable grounds to believe that all of the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2003.



                          Legal entity created by the form of Deposit
                          Agreement for the issuance of ADRs evidencing American Depositary Shares



                          By:JPMORGAN CHASE BANK, in its capacity as Depositary




                          By       /s/ JORDANA CHUTTER
                            -----------------------------------------------
                            Name:  JORDANA CHUTTER

                            Title: Vice President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-6 and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai, in the Republic of India, on March 10, 2003.



                                 SILVERLINE TECHNOLOGIES LIMITED
                                 (Registrant)



                                 By: /s/ Ravi Subramanian
                                    -----------------------------------------

                                 Name: Ravi Subramanian
                                 Title: Chairman of the Board


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ravi Subramanian as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments pursuant to Rule 462(b) or otherwise) to this Registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement on Form F-6 has been signed by the following persons in the capacities on March 10, 2003.



Signature                                                 Title
---------                                                 -----


/s/ Ravi Subramanian                                     Chairman of the Board of Directors and
-------------------------------                          Chief Executive Officer
Ravi Subramanian




/s/ K. Kulathu Subramanian                              Wholetime Director
-------------------------------
K. Kulathu Subramanian

/s/ Krishnakumar Subramanian                            Acting Chief Financial Officer and
---------------------------                             Executive for International Initiatives
Krishnakumar Subramanian



/s/ Arjan R. Daswani                                      Director
-------------------------
Arjan R. Daswani




/s/ Prem Rajani                                          Director
-------------------------
Prem Rajani


/s/ Vaidyanathan Panchapakesan                           Director
-----------------------------
Vaidyanathan Panchapakesan


     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the authorized representative has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in Piscataway, New Jersey, in the United States, on March 10, 2003.


                                          SILVERLINE TECHNOLOGIES, INC.
                                          as authorized representative




                                         By: /s/   Ravi Subramanian
                                             ---------------------------
                                             Name:  Ravi Subramanian
                                             Title: Chairman

                                Index to Exhibits

                                                           Sequentially
     Exhibit                                               Numbered
     Number                                                Page
     --------                                              -------------
     (a)(2) Form of Amendment No. 1 to Deposit Agreement.

